Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

Scilex Pharmaceuticals, Inc.

San Diego, California

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated April 7, 2016 relating to the financial statements of Scilex Pharmaceuticals, Inc. appearing in the Form 8-K/A filed by Sorrento Therapeutics, Inc. and Subsidiaries on January 20, 2017. Our report contains an emphasis of matter paragraph regarding the Company’s ability to continue as a going concern.

We also consent to the reference to us under the caption “Experts” in this Prospectus which is part of the Registration Statement

/s/ BDO USA, LLP

BDO USA, LLP

New York, New York

November 9, 2017

BDO USA, LLP, a Delaware limited liability partnership, is the U.S. member of BDO International Limited, a UK company limited by guarantee, and forms part of the international BDO network of independent member firms.

BDO is the brand name for the BDO network and for each of the BDO Member Firms.